EXHIBIT 10.2










                            AMERICAN TONERSERV CORP.

                              ____________________

                        10% CONVERTIBLE PROMISSORY NOTE
                              ____________________










THIS NOTE AND ANY SECURITIES INTO WHICH IT IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT AND SUCH LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                          AMERICAN TONERSERV CORP.
                      10% CONVERTIBLE PROMISSORY NOTE


                                                               July___, 2006


     American TonerServ Corp., a Delaware corporation (the "Company"), the principal office of which is located at 475 Aviation Blvd, Suite 100, Santa Rosa, CA 95403, for value received, hereby promises to pay to _________, or its registered assigns ("Holder"), the sum of _______________ d dollars ($_______), or such lesser amount as shall then equal the outstanding principal amount hereof on the terms and conditions set forth hereinafter. The principal hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable in cash, unless converted into shares of Common Stock (the "Stock") pursuant to Section 5 hereof, on the earlier to occur of: (i) the two (2) year anniversary of the date of this Note; or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below).

     Payment of all amounts due hereunder shall be made by mail to the registered address of the Holder. This Note is issued in connection with the transactions described in Subscription Agreement between the Company and the Holder, dated as of July __, 2006 (the "Subscription Agreement"). The holder of this Note is subject to certain restrictions set forth in the Subscription Agreement and shall be entitled to certain rights and privileges set forth in the Subscription Agreement. This Note is one of the Notes referred to as the "Notes" in the Subscription Agreement.

     The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

     1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

          (i) "Company" includes any person which shall succeed to or assume the obligations of the Company under this Note.

          (ii) "Holder," when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

     2. Interest. Simple interest shall accrue on the outstanding principal balance of this Note at the rate of ten percent (10%) per annum, or the maximum rate permitted by law, whichever is less, from the date of issuance of this Note through the date this Note is fully repaid or converted into Common Stock. Interest shall be paid monthly by the 15th day following each calendar month end.

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     3.   Events of Default.  If any of the events specified in this Section
3 shall occur (herein individually referred to as an "Event of Default"), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

          (i) Default in the payment of the principal and unpaid accrued interest of this Note when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default; or

          (ii) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

          (iii) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

     4. Prepayment. The Company may not prepay the principal of this Note in whole or in part at any time prior to due date of this Note without the consent of the Holder. However, the Company may pay accrued interest at anytime, in whole or in part, without consent of Holder.

     5.   Conversion.

     5.1 Voluntary Conversion. At the option of the Holder, the entire outstanding principal amount of this Note, together with accrued interest thereon (the "Note Amount"), may be converted into Common Stock upon the sale and issuance of Common Stock by the Company in a PIPE ("Private Investment in a Public Entity") offering resulting in gross proceeds of not less than $3,000,000 (a "$3 Million Qualified Offering"). This option expires six months after a $3 Million Qualified Offering. The rights, preferences and privileges of the Common Stock issuable upon conversion of the Note shall be established in connection with the sale of the Common Stock in a $3 Million Qualified Offering. The price at which this Note is converted into Common Stock (the "Conversion Price") shall be the average price at which the first

                                       2

$1.0 million of Common Stock is sold in a $3 Million Qualified Offering. If the $3 Million Qualified Offering is sold as units consisting of shares of Common Stock and warrants to purchase Common Stock, the unit purchase price shall be allocated to the shares of common stock and warrants as described in the offering documents for the $ 3 Million Qualified Offering, or as determined by the Board of Directors if the allocation of the unit price is not described in the offering documents. Upon conversion of the Note, Holder shall be entitled to receive the number of shares of Common Stock that is equal to the Note Amount for such Note at the time of conversion, divided by the Conversion Price

     5.2 Automatic Conversion. The Note Amount shall be automatically converted into Common Stock at the Conversion Price at the time in effect immediately prior to (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization or any transaction or series of related transactions by the Company in which in excess of fifty percent (50%) of the Company's voting power is transferred, or a sale of all or substantially all of the assets of the Company, or (ii) the consummation of a firmly underwritten public offering pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended (the "Act"), with aggregate gross proceeds in excess of five million dollars ($5,000,000) or (iii) upon the sale and issuance of Common Stock by the Company in a PIPE offering resulting in gross proceeds of not less than $5,000,000 (a "$5 Million Qualified Offering"). The price at which this Note is converted into Common Stock (the "Conversion Price") shall be the average price at which the first $1.0 million of Common Stock is sold in a $5 Million Qualified Offering.

     6.   Conversion Procedure.

     6.1 Notice of Voluntary Conversion. Within ten (10) days of the closing of a $3 Million Qualified Offering, the Company shall provide Holder with written notice of such $3 Million Qualified Offering. If holder desires to convert this Note, Holder shall submit a Notice of Election in the form of Exhibit A hereto stating that the Holder elects to convert this Note into Common Stock. The Holder shall surrender this Note at the office of the Company with its election to convert the same, and shall state therein the name or names in which the certificate or certificates for Common Stock are to be issued. The Company shall issue and deliver to the Holder of this Note a certificate or certificates for the number of shares of Common Stock to which the Holder of this Note shall be entitled, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amount payable pursuant to Section 7 below. Such conversion shall be deemed to have been made upon receipt of the Notice of Election at the principal executive office of Company, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of such date.

     6.2 Notice of Automatic Conversion. If this Note is automatically converted, written notice shall be delivered to the Holder of this Note at the address last shown on the records of the Company for the Holder or given

                                       3

by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying the Holder of the conversion occurred or to be effected, specifying the Conversion Price, the principal amount of the Note to be converted, the amount of accrued interest to be converted, the date on which such conversion occurred or will occur and calling upon such Holder to surrender to the Company, in the manner and at the place designated, the Note. Upon such surrender, the Company shall issue and deliver to the Holder of this Note a certificate or certificates for the number of shares of Preferred Stock to which the Holder of this Note shall be entitled, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable pursuant to Section 7.

     7. Mechanics and Effect of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount of outstanding principal and accrued interest that is not so converted, such payment to be made as set forth above. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note, except that the Company shall be obligated to pay the Holder, within ten (10) days after the date of such conversion, any interest accrued and unconverted up to and including the date of such conversion, and no more.

     8.   Assignment.  Subject to the restrictions on transfer described in
Section 10 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     9. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and holders of more than fifty percent (50%) of the principal amount of all then outstanding Notes issued pursuant to the Subscription Agreement.

    10. Transfer of This Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 10 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for

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the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

    11. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

    12. Notices. Any notice or other communication between the parties hereto shall be in writing and shall be delivered personally or by United States mail and shall be deemed delivered upon receipt if sent by personal delivery, and three (3) business days after deposit if sent by United States mail. Such notices or communications shall be sent to the following addresses: (a) if to the Company, at 475 Aviation Blvd, Suite 100, Santa Rosa, CA 95403, or at such other address or addresses as may have been furnished in writing by the Company to the Holder, with a copy to 600 Bicentennial Way, Ste 300 Santa Rosa, Ca 95403; and (b) if to the Holder, at the address set forth on his or her signature page to the Subscription Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

    13. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person any rights whatsoever as a unit holder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Common Stock obtainable hereunder until, and only to the extent that, this Note shall have been converted.

    14. Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

    15. Dispute Resolution. In the event that any dispute between the parties regarding the terms of this Agreement is not resolved by informal negotiation between the parties, the matter shall be referred to the nearest office of J.A.M.S./ENDISPUTE for mediation, that is, an informal, non-binding conference or conferences between the parties in which a neutral panelist will seek to guide the parties to a resolution of the matter. Each party agrees to pay its own costs in connection with the mediation and its proportionate share of the fees and costs of J.A.M.S./ENDISPUTE in connection with the mediation. Each party agrees to spend a minimum of at least six (6) hours in attempting to mediate the dispute (unless it is resolved in less than six (6) hours). If the dispute is not resolved in such time, the parties may elect to continue mediation or either party may commence litigation or binding arbitration.

    16. Attorney Fees. In the event that any dispute among any parties hereto should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and expenses, all of

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which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate allowed by law. The prevailing party shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default or otherwise and not necessarily the party in whose favor a judgment or other decision is rendered.

     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first set forth above.

                                      American TonerServ Corp.


                                      By: _________________________

                                      Its: ________________________





























                                       6



                                   EXHIBIT A

                               NOTICE OF ELECTION



To American TonerServ Corp.

     The undersigned, the holder of the foregoing Note, hereby surrenders such Note and elects to convert such Note into Common Stock of American TonerServ Corp., and requests that the certificates for such shares be issued in the name of, and delivered to, ______________________, whose address and Tax ID or Social Security Number are stated below.

     Dated: ____________, 200_



                                       __________________________________
                                       (Signature must conform in all
                                        respects to name of Holder as
                                        specified on the face of the Note)

                                       __________________________________

                                       __________________________________
                                                   (Address)

                                       __________________________________
                                       (Tax ID or Social Security Number)